UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

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Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2020, the Board of Directors (the “Board”) of Lamb Weston Holdings, Inc. increased the size of the Board from nine to ten members and appointed Robert J. Coviello and Robert A. Niblock to serve as directors on the Board. Prior to these appointments, there was a vacancy on the Board as a result of a director’s retirement. The Board also appointed Mr. Coviello a member of the Compensation Committee and Nominating and Corporate Governance Committee and Mr. Niblock a member of the Audit and Finance Committee. All of these actions were effective March 18, 2020.

Mr. Coviello, age 51, has served as Senior Vice President, Sustainability and Government Affairs of Bunge Limited, an agribusiness and food company, since May 2019. Prior to that, he served as Chief Growth and Strategy Officer from January 2019 until April 2019 and Managing Director, China, Southeast Asia and Australia from 2016 to 2018. Since joining Bunge Limited in 2003, Mr. Coviello has also held a variety of commercial leadership positions in Asia, Europe and the United States, including Asia Commercial Director, Agribusiness and Director, Global Operations. Prior to Bunge Limited, he served in various merchant and trading roles with Cargill, Incorporated, a provider of food, agricultural, financial and industrial products and services.

Mr. Niblock, age 57, served as Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc., a retail company specializing in home improvement (“Lowe’s”), from January 2005 until July 2018 and as President of Lowe’s from 2011 until July 2018, after having served in that role from 2003 to 2006. Mr. Niblock became a member of the board of directors of Lowe’s when he was named Chairman- and CEO-elect in 2004. Mr. Niblock joined Lowe’s in 1993, and, during his career with the company, he also served as Vice President and Treasurer, Senior Vice President, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with Ernst & Young, LLP, a professional services firm. Mr. Niblock served as a member of the board of directors of the Retail Industry Leaders Association from 2003 until 2018 and served as its Secretary from 2012 until 2018. He previously served as its chairman in 2008 and 2009 and as vice chairman in 2006 and 2007. Mr. Niblock has served on the board of directors of ConocoPhillips since February 2010.

Messrs. Coviello and Niblock will receive the same compensation as our other non-employee directors, which compensation includes an annual retainer of $100,000 and an annual grant of restricted stock units with an equity grant value of $140,000. Both the retainer and stock award will be pro-rated for their first year of service. There are no transactions between Messrs. Coviello and Niblock and us that would be reportable under Item 404(a) of Regulation S-K. Neither Mr. Coviello nor Mr. Niblock was selected pursuant to any arrangement or understanding between him and any other person.

On March 18, 2020, we issued a press release announcing the appointments of Messrs. Coviello and Niblock to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Lamb Weston Holdings, Inc. dated March 18, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Corporate Secretary
Date: March 19, 2020